UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2010

DivX, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33029	33-0921758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4780 Eastgate Mall San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 882-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Adoption of 2010 Executive Bonus Plan

On February 23, 2010, the Board of Directors of DivX, Inc. (Company) adopted the 2010 Executive Bonus Plan (2010 Plan). The 2010 Plan provides for the payment of cash bonuses to the Company’s (i) Chief Executive Officer, (ii) Chief Financial Officer and Executive Vice President, Operations and (iii) Executive Vice President, Business & Legal Affairs and General Counsel (collectively, the Executives). The 2010 Plan provides for cash bonuses to be paid to the Executives upon the achievement of specific revenue milestones, earnings before interest, taxes, depreciation and amortization (EBITDA) milestones and Key Results Areas (KRA) milestones. Under the 2010 Plan, amounts payable to the Executives as cash bonuses range from 0% of an Executive’s annual salary, if none of the milestones is achieved, to a maximum of 200% of an Executive’s annual salary, if the highest level of achievement is achieved for all of the milestones.

Revenue and EBITDA milestones achieved by the Company are classified as “Bronze 1,” “Bronze 2,” “Silver 1,” “Silver 2,” “Gold 1” “Gold 2,” “Platinum 1,” “Platinum 2,” and “Platinum 3”. For each quarter, the maximum bonus payable for achievement of a revenue milestone that each of the Executives is eligible to receive is equal to 60% of his quarterly base salary. For each quarter, the maximum bonus payable for achievement of an EBITDA milestone that each of the Executives is eligible to receive is equal to 80% of his quarterly base salary. At the end of 2010, the annual revenue and EBITDA results will be compared to the amounts paid as quarterly bonuses. Any discrepancy between amounts paid as quarterly bonuses and the total amount that would be due if the bonus were calculated on an annual basis will be paid as an adjustment to the fourth quarter bonus payment.

The 2010 Plan also provides for four KRA milestones, the achievement of which will be assessed by the Compensation Committee of the Company’s Board of Directors. Achievement of each KRA milestone will result in a maximum cash payment of 15% of annual base salary to each of the Executives, for a maximum possible bonus payment for achievement of all of the KRA milestones equal to 60% of annual base salary. The KRA milestones include without limitation certain product development and licensing goals, as well as operational goals.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Amendment and Restatement of Bylaws

On February 23, 2010, the Company’s Board of Directors approved the amendment and restatement of the Company’s bylaws, effective immediately, in order to permit the Board of Directors to delegate authority to the Company’s Chief Executive Officer to appoint and to remove officers of the Company and to further delineate which officers of the Company are authorized to vote securities held by the Company and to execute certain of the Company’s securities on behalf of the Company. The preceding summary is qualified in its entirety by reference to the full text of the bylaws, as amended and restated, a copy of which is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3.2	Amended and Restated Bylaws of DivX, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVX, INC.

Dated: March 1, 2010	By:	/S/ DAN L. HALVORSON
	Name:	Dan L. Halvorson
	Title:	Chief Financial Officer and Executive Vice President, Operations

INDEX TO EXHIBITS

Exhibit Number	Description

3.2	Amended and Restated Bylaws of DivX, Inc.

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